Exhibit FS-2

       National Grid Group plc unaudited pro forma condensed consolidated profit and loss account for the year ended March 31, 2001

                                                                       Group                       Group                    Group
                                                                    profit and     Pro forma     Pro forma                Pro forma
                                                                    loss account  adjustments    profit and               profit and
                                                                    per Form-20F                loss account            loss account
                                                                      UK GAAP                     UK GAAP                  UK GAAP
                                                                                     note 1                     note 2
                                                                                                              ---------
                                                                     (pound)m      (pound)m      (pound)m     (pound):$       $m
                                                                                                                1.42
                                                                                                              ---------

     Group turnover                                                  3,799.7             -         3,799.7                  5,395.6
     Operating costs                                                (3,084.1)            -        (3,084.1)                (4,379.4)
                                                                   ----------    ----------      ----------               ----------
     Operating profit of Group undertakings                            715.6             -           715.6                  1,016.2

     Share of joint ventures' and associate's operating loss          (103.5)            -          (103.5)                  (147.0)

     Operating profit

           - Before exceptional integration costs and              ----------    ----------      ----------               ----------
               goodwill amortisation                                   731.9             -           731.9                  1,039.3
           - Exceptional integration costs                             (45.3)            -           (45.3)                   (64.3)
           - Goodwill amortisation                                     (74.5)            -           (74.5)                  (105.8)
                                                                   ----------    ----------      ----------               ----------
     Total operating profit                                            612.1             -           612.1                    869.2

     Exceptional profit relating to partial disposal of Energis        242.9             -           242.9                    344.9
     Profit on disposal of businesses                                   20.1             -            20.1                     28.5
     Net interest                                                     (250.6)         28.2          (222.4)                  (315.9)

                                                                   ----------    ----------      ----------               ----------
     Profit on ordinary activities before taxation                     624.5          28.2           652.7                    926.8

     Taxation
                                                                   ----------    ----------      ----------               ----------
           - Excluding exceptional items                               (85.8)         (8.5)          (94.3)                  (133.8)
           - Exceptional items                                         235.4             -           235.4                    334.3
                                                                   ----------    ----------      ----------               ----------
                                                                       149.6          (8.5)          141.1                    200.4

                                                                   ----------    ----------      ----------               ----------
     Profit on ordinary activities after taxation                      774.1          19.7           793.8                  1,127.2

     Minority interests                                                 (5.1)            -            (5.1)                    (7.2)

                                                                   ----------    ----------      ----------               ----------
     Profit for the year                                               769.0          19.7           788.7                  1,120.0
                                                                   ==========    ==========      ==========               ==========

     Reconciliation of net income for the year from UK GAAP to US GAAP

                                                                 Reconciliation    Pro forma     Pro forma              Pro forma
                                                                  per Form-20F    adjustments  reconciliation         reconciliation
                                                                                    note 1                    note 2
                                                                                                             ---------
                                                                    (pound)m       (pound)m       (pound)m   (pound):$      $m
                                                                                                                1.42
                                                                                                             ---------
          Net income under UK GAAP                                     769.0          19.7           788.7                  1,120.0

          Adjustments to conform to US GAAP
                Deferred taxation                                     (113.9)            -          (113.9)                  (161.7)
                Pensions                                                18.9             -            18.9                     26.8
                Share option schemes                                    (5.3)            -            (5.3)                    (7.5)
                Tangible fixed assets                                    3.4             -             3.4                      4.8
                Financial instruments                                  (55.4)            -           (55.4)                   (78.7)
                Issue costs associated with EPICs                       (1.8)            -            (1.8)                    (2.6)
                Carrying value of EPICs liability                      152.5             -           152.5                    216.6
                Severance and integration costs                         23.6             -            23.6                     33.5
                Recognition of UK transmission income                  (17.0)            -           (17.0)                   (24.1)
                Goodwill - effect of US GAAP adjustments               (11.7)            -           (11.7)                   (16.6)
                Share of associate's adjustments to conform
                  with US GAAP                                          48.0             -            48.0                     68.2
                                                                   ----------    ----------      ----------               ----------
          Total US GAAP adjustments                                     41.3             -            41.3                     58.6

                                                                   ----------    ----------      ----------               ----------
          Net income under US GAAP                                     810.3          19.7           830.0                  1,178.6
                                                                   ==========    ==========      ==========               ==========

Notes

1 For the purposes of preparing the unaudited pro forma condensed consolidated profit and loss account for the year ended March 31, 2001, the convertible/exchangeable bond (of US$2000million/GBP1408.5million) has been assumed to have been issued on April 1, 2000, carrying an interest rate of 4.5%, being an estimate of the cost of this type of borrowing. In addition, the convertible/exchangeable bond has been assumed to replace debt at April 1, 2000 which carried a weighted average interest rate of 6.5%. The pro forma tax adjustment has been computed at the UK statutory corporation tax rate of 30% on the pre-tax pro forma adjustment.

2 The translation from sterling to US dollars is provided as a convienience translation only. This translation does not mean that the pounds sterling amount has been, could have been or could be converted into US dollars at the rate of (pound)1 GBP = US$1.42, or at any other rate.